EXHIBIT 99.1  SUBSCRIPTION AGREEMENT

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                            MAC FILMWORKS, INC.

                           SUBSCRIPTION AGREEMENT

   The Investor named below, by payment of a wire transfer or check payable to MAC FILMWORKS, INC. - ESCROW ACCOUNT, hereby subscribes for units. Each unit consists of consists of one share of common stock and seven redeemable warrants, each to purchase one share of common stock of Mac Filmworks, Inc. ("Units"). By such payment, the named Investor acknowledges receipt of the Prospectus and any amendment, the terms of which govern the investment in the Units.

A.   INVESTMENT:

     (1) No. of Shares purchased ___________________ Dollar Amount: $________________

     (2)  [  ] Initial Purchase; or   [  ] Additional Purchase

     (3)  [  ] Check Payment Enclosed:  Number:______ Date ___/___/___; or

     (4)  [  ] Wire Transfer:  Sending Bank:___________ Wire #:_______________

         Date __/__/__   Bank Address:________________________________________

                         Phone Number:__________________
B.   REGISTRATION:

     (1)  Registered Owner:  [  ] Mr. [  ] Mrs. [  ] Ms. [  ] Dr. [  ] Other

          Name:_______________________________________________________________

     (2)  Co-owner:   [  ]Mr.   [  ]Mrs.   [  ]Ms.   [  ]Dr.   [  ]Other

          Name:_______________________________________________________________

     (3)  Mailing Address:____________________________________________________

     (4)  Residence Address (if different from above):________________________

     (5)  Telephone #: (Home) (___)___-_____       (Office) (___)___-_____

     (6)  Email Address:________________________________________

     (7)  Birth Date:__/__/__   (8)  Birth Date Co-Owner: __/__/__ .

     (9)  Please indicate Citizenship Status: [  ]U.S. Citizen  [  ]Other

    (10)  Social Security or (National Identity) Number: _____________________

    (11)  Co-Owner: __________________________________________________________

          Corporate or Custodial Taxpayer ID #: _______________________

C.   OWNERSHIP:  [  ]  Individual Ownership       [  ]  IRA or Keogh

     [  ] Joint Tenants with Rights of  Survivorship

     [  ] Trust/Date of Trust Established Pension/Trust ___/___/___ (S.E.P.)

     [  ] Tenants in Common [  ]Tenants by the Entirety [  ]Corporate Ownership

     [  ] Partnership  [  ] Other _____________________________________________

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D.   SIGNATURES:


     Signatures - Registered Owner:__________________________Co-Owner:___________________

E.   PRINT NAMES OF CUSTODIAN OR TRUSTEE:________________________________________________

     Name:___________________________________________________________ Date:______________

     Authorized Signature:_______________________________________________

     Witness Signature:__________________________________________________

F.   RETURN OF PAYMENT SHOULD BE SENT TO (IF DIFFERENT FROM REGISTERED OWNER):

     Name: _________________________________________ c/o: _______________________________

     Address: ___________________________________________________________________________

     Account #___________________________________  Phone:(___)___-______


G. BENEFICIAL OWNER(S): All reports and financial statements will normally be sent to the registered owner at the address in Section B. If reports and financial statements are to be sent to the Beneficial Owner of an IRA or Keogh, insert name of the Beneficial Owner.

     Name of Beneficial Owner Only:_______________________________Phone:(___)___-______

     Address: _________________________________________________________________________


H.   BROKER-DEALER/REGISTERED REPRESENTATIVE DATA (broker-dealer use only):

     Broker-Dealer NASD Firm Name:__________________________Telephone #:(___)___- _____

     Main Office Address: _____________________________________________________________

     Authorized Signature: _________________________________________Date:______________

     Print or Type Name of
     Registered Representative:________________________________________________________

     Signature: ___________________________________________________Phone:(___)___-_____

     Branch Office Address: ___________________________________________________________



SEND TO:  One Financial Securities, Ltd.        ACCEPTED: MAC FILMWORKS, INC.
          Attn: Mr. Leland Dykes, President
          6371 Richmond Ave., Suite 212             By:________________________________
          Houston, TX 77057                           Jim McCullough, President
          Phone (713) 945-0021
          Fax (13) 266-8024                           Date:____/____/____

                                 AMENDMENT
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